UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
USN Corporation

(Exact name of registrant as specified in its charter)

Colorado	84-1186026

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5215 North O’Connor, Suite 200, Irving, Texas	76039

(Address of Principal Executive Offices)	(Zip Code)
USN Corporation 2006 Equity Compensation Plan

(Full title of the plan)
Mark J. Miller
Chief Executive Officer
USN Corporation
5215 North O’Connor, Suite 200
Irving, TX 76039

(Name and address of agent for service)
(972) 686-9102

(Telephone number, including area code, of agent for service)

EXPLANATORY NOTE
     USN Corporation (the “Company”) previously filed a registration statement on Form S-8 (file no. 333-134876) (the “Registration Statement”) to register shares of the Company’s common stock, par value $0.0001, for issuance pursuant to its 2006 Equity Compensation Plan (the “Plan”). The Plan, filed as Exhibit 4.3 to the Registration Statement, incorrectly stated that stockholder approval was required (i) for the Plan to become effective, (ii) for certain amendments to the Plan and (iii) for awards to become effective and exercisable.
     This post-effective amendment no. 1 to Registration Statement is being filed to disclose that the Plan, as approved by the Company’s board of directors, does not require such stockholder approval. The Plan has been corrected and is filed as Exhibit 4.3 to this post-effective amendment no. 1 to Registration Statement.
EXHIBITS

Exhibit
Number	Description
4.3	USN Corporation 2006 Equity Compensation Plan

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on this 20th day of June, 2006.

USN CORPORATION
By:	/s/ Mark J. Miller
Mark J. Miller
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the date indicated.

NAME	TITLE	DATE

/s/ Mark J. Miller Mark J. Miller	Chairman of the Board and Chief Executive Officer	June 20, 2006
* Gary Wolf	Director	June 20, 2006
* Andy Schmidt	Director	June 20, 2006

* By:	/s/ Mark J. Miller

Mark J. Miller Attorney-in-fact